As filed with the Securities and Exchange Commission on February 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kiniksa Pharmaceuticals International, plc

(Exact name of registrant as specified in its charter)

England and Wales	98-1795578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals International, plc

105 Piccadilly, Second Floor

London, W1J 7NJ

England, United Kingdom

(781) 431-9100

(Address of Principal Executive Offices) (Zip Code)

Kiniksa Pharmaceuticals International, plc 2018 Incentive Award Plan
Kiniksa Pharmaceuticals International, plc 2018 Employee Share Purchase Plan

(Full title of the plan)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA 02421

(Name and address for agent for service)

(781) 431-9100

(Telephone number, including area code, of agent for service)

Copies to:

Paul M. Kinsella

Marko S. Zatylny

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,051,742 Class A ordinary shares, nominal value $0.000273235 per share (“Class A ordinary shares”) of Kiniksa Pharmaceuticals International, plc (the “Registrant”) to be issued pursuant to the Registrant’s 2018 Incentive Award Plan (the “2018 Plan”) and an additional 110,000 Class A ordinary shares of the Registrant to be issued pursuant to the Registrant’s 2018 Employee Share Purchase Plan (the “2018 ESPP”). Registration Statements of the Registrant on Forms S-8 relating to the same employee benefit plans are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 with registration numbers listed below and, in each case, filed with the Securities and Exchange Commission (the “Commission”) relating to the 2018 Plan and the 2018 ESPP, are incorporated by reference herein.

•	Reg. No. 333-285211, filed with the Commission on February 25, 2025; and

•	Reg. Nos. 333-277480, 333-270226, 333-262971, 333-253514, 333-237589, 333-225196, each as amended by a Post-Effective Amendment No. 1, filed with the Commission on June 28, 2024.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Articles of Association of Kiniksa Pharmaceuticals International, plc	8-K12B	001-38492	3.1	6/28/2024

4.2	Specimen Share Certificate evidencing the Class A Ordinary Shares	8-K12B	001-38492	4.1	6/28/2024

5.1	Opinion of Ropes & Gray LLP, counsel to the Registrant					*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					*

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)					*

24.1	Power of attorney (included on signature pages below)					*

99.1	2018 Incentive Award Plan and forms of award agreements thereunder	10-Q	001-38492	10.9	7/29/2025

99.2	2018 Incentive Award Plan; Subplan for UK Employees and forms of award agreements thereunder	8-K12B	001-38492	10.5	6/28/2024

99.3	2018 Incentive Award Plan; Forms of option grant notice and option agreement for German participants, restricted share grant notice and restricted share agreement for German participants, and restricted share unit grant notice and restricted share unit agreement for German participants	8-K12B	001-38492	10.6	6/28/2024

99.4	2018 Incentive Award Plan forms of option grant notice and option agreement for Swiss participants, restricted share grant notice and restricted share agreement for Swiss participants, and restricted share unit grant notice and restricted share unit agreement for Swiss participants	8-K12B	001-38492	10.7	6/282024

99.5	Form of 2024 Performance Share Unit Grant Notice and 2024 Performance Share Unit Award Agreement	10-Q	001-38492	10.2	4/25/2024

99.6	Form of 2025 Performance Share Unit Grant Notice and 2025 Performance Share Unit Award Agreement	10-Q	001-38492	10.1	4/29/2025

99.7	2018 Employee Share Purchase Plan	8-K12B	001-38492	10.8	6/28/2024

99.8	KPL-387 Long-Term Incentive Plan for Executive Officers	8-K	001-38492	10.1	4/23/2025

99.9	Form of Milestone 1 PSU Award Grant Notice and Agreement under the KPL-387 Long-Term Incentive Plan	8-K	001-38492	10.2	4/23/2025

99.10	Form of Milestone 2 PSU Award Grant Notice and Agreement under the KPL-387 Long-Term Incentive Plan	8-K	001-38492	10.3	4/23/2025

99.11	Form of Milestone 1 Option Award Grant Notice and Agreement under the KPL-387 Long-Term Incentive Plan	8-K	001-38492	10.4	4/23/2025

99.12	Form of Milestone 2 Option Award Grant Notice and Agreement under the KPL-387 Long-Term Incentive Plan	8-K	001-38492	10.5	4/23/2025

107	Filing Fee Table.					*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 24th day of February 2026.

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC

By:	/s/ Sanj K. Patel
Sanj K. Patel
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanj K. Patel and Mark Ragosa, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Sanj K. Patel	Chief Executive Officer and Chairman of the Board of Directors	February 24, 2026
Sanj K. Patel	(principal executive officer)

/s/ Mark Ragosa	Chief Financial Officer	February 24, 2026
Mark Ragosa	(principal financial officer)

/s/ Michael R. Megna	Chief Accounting Officer	February 24, 2026
Michael R. Megna	(principal accounting officer)

/s/ Felix J. Baker	Lead Independent Director	February 24, 2026
Felix J. Baker

/s/ Stephen R. Biggar	Director	February 24, 2026
Stephen R. Biggar

/s/ M. Cantey Boyd	Director	February 24, 2026
M. Cantey Boyd

/s/ G. Bradley Cole	Director	February 24, 2026
G. Bradley Cole

/s/ Richard S. Levy	Director	February 24, 2026
Richard S. Levy

/s/ Thomas R. Malley	Director	February 24, 2026
Thomas R. Malley

/s/ Tracey L. McCain	Director	February 24, 2026
Tracey L. McCain

/s/ Kimberly J. Popovits	Director	February 24, 2026
Kimberly J. Popovits

/s/ Barry D. Quart	Director	February 24, 2026
Barry D. Quart

U.S. AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the duly authorized representative in the United States of the Registrant has signed this registration statement, on this 24th day of February 2026.

KINIKSA PHARMACEUTICALS CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel
Chief Executive Officer